EXHIBIT O


Earnings History EWG's and FUCO's

                                                                                                                Percent of
                                         Ravenswood      Finsa      Phoenix(24.5%)   Aggregate     Consolidated Consolidated

Six Months ended 6/30/00                  55,837,400           0         (828,923)   55,008,477
Twelve months ended 12/31/99              47,394,281    (391,414)      (2,979,809)   44,023,058
Six Months ended 6/30/99                   2,978,766    (297,610)      (1,539,712)    1,141,444
                                        -------------   ---------   ---------------  -----------

Total Twelve months ended 6/30/00        100,252,915    (93,804)       (2,269,019)   97,890,092     283,259,000      34.56%
                                        =============   =========   ===============  ===========   =========================


Six Months ended 6/30/99                   2,978,766    (297,610)      (1,539,712)    1,141,444
Twelve months ended 12/31/98                       0    (93,721)       (2,905,143)   (2,998,864)
Six Months ended 6/30/98                           0    (93,721)       (1,552,071)   (1,645,792)
                                        -------------   ---------   ---------------  -----------

Total Twelve months ended 6/30/99          2,978,766    (297,610)      (2,892,784)    (211,628)    (37,973,000)       0.56%
                                        =============   =========   ===============  ===========   =========================


Note: Ravenswood acquired June 18, 1999

Phoenix earnings converted to US $'s at exchange rate on ending date I.e. 6/30 and 12/31